EXHIBIT 23.1



                    [Letterhead of Coopers & Lybrand L.L.P.]



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement (No. 333-5655) of First Hawaiian, Inc. on Form S-4 (the "Registration Statement"), of our report dated January 17, 1996, on our audits of the consolidated financial statements of First Hawaiian, Inc. as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993, which report is included in the 1995 Annual Report on Form 10-K, incorporated by reference in the Registration Statement. We also consent to the reference to our firm under the caption "Auditors".



/s/ Coopers & Lybrand L.L.P.


Honolulu, Hawaii
June 21, 1996